Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), effective as of February 15, 2023 (the “Effective Date”), is entered into by and between Servotronics, Inc., a Delaware corporation (the “Company”), and Brent D. Baird (the “Investor”). The Company and the Investor are collectively referred to as the “Parties,” and each of the Company and the Investor, a “Party.”

WHEREAS, as of the Effective Date, the Investor beneficially owns 273,661 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”); and

WHEREAS, the Company and the Investor desire to enter into this Agreement regarding the appointment of the Investor to the board of directors of the Company (the “Board”) and certain other matters, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises, representations and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Board Matters; Board Nominations; Board Policies and Procedures.

(a)            Board Matters. In connection with the actions set forth below and otherwise contemplated by this Agreement, the Board has (i) received and reviewed information and materials that the Investor has provided to the Company, including a fully completed and executed copy of the Company’s standard director & officer questionnaire completed by the Investor, (ii) conducted an interview of the Investor, and (iii) evaluated information required to be or customarily disclosed by directors or director candidates in proxy statements or other filings under applicable law or stock exchange rules or listing standards, in connection with assessing eligibility, independence and other criteria applicable to directors with respect to the Investor and has received the acknowledgment of the Investor set forth in Section 1(b) of this Agreement (collectively, the “Information”), and the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) have assumed that the Information provided by the Investor is complete, true and accurate. Based on the Information, the Nominating Committee has reviewed and approved the qualifications of the Investor to serve as a member of the Board and meet the requirements to qualify as “independent” as defined by the NYSE American listing standards and by the Securities and Exchange Commission (“SEC”). In consideration of the foregoing, the Board shall take all necessary action to: (A) appoint the Investor to the Board as a director effective as of February 16, 2023 with a term expiring at the 2023 Annual Meeting of Stockholders expected to be held in May or June 2023 (the “2023 Annual Meeting”) or until his earlier death, resignation, disqualification or removal, and (B) recommend in favor of the Investor’s reelection to the Board by the stockholders at the 2023 Annual Meeting and solicit stockholders accordingly in favor of such reelection in the same manner as for other nominees nominated by the Company at the 2023 Annual Meeting. The Board shall also consider nominating the Investor for reelection to the Board at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) in good faith and in the same manner the Board considers the nomination of all incumbent directors.

(b)            Board Policies and Procedures. The Investor acknowledges that he shall, upon his election as a director of the Company, be subject to each of the same policies, processes, procedures, codes, rules, standards and guidelines applicable to members of the Board, including the Company’s Corporate Governance Guidelines, Code of Ethics, and policies on insider trading and related party transactions (collectively, the “Policies”), forms of the Policies have been provided to the Investor in advance of the execution of this Agreement, and, while serving as a director or the Company, shall be required to adhere to such Policies and any other policies imposed on all members of the Board. In addition, the Investor shall provide the Company with such information as reasonably requested from all members of the Board as is required to be disclosed under applicable law or stock exchange rules or listing standards, in each case as promptly as necessary to enable the timely filing of the Company’s proxy statement and other periodic reports with the SEC. The Company agrees that the Investor shall receive the same compensation for service as a director as the compensation received by other non-management directors on the Board.

2.             Voting. At each annual and special meeting of stockholders held prior to the Termination Date, the Investor agrees to (i) appear at such stockholders’ meeting or otherwise cause all shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by him or any Related Entity to be counted as present for purposes of establishing a quorum, (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by him or any Related Entity to be voted on the Company’s proxy card or voting instruction form (a) in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors, (b) against any other nominees to serve on the Board that have not been recommended by the Board, and (c) in favor of each of the stockholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for stockholder approval by the Board, and (iii) not execute any proxy card or voting instruction form in respect of such stockholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board; provided, however, that with respect to any Extraordinary Matter, the Investor shall have the ability to vote freely all shares of Common Stock beneficially owned by him or any Related Entity. For purposes of this Section 2, (A) a “Related Entity” means any corporation or organization of which the Investor is the beneficial owner of 50 percent or more of any class of equity securities or any trust or other estate in which the Investor has a substantial beneficial interest or as to which the Investor serves as trustee or in a similar fiduciary capacity and (B) an “Extraordinary Matter” means, with respect to the Company, any merger, acquisition, recapitalization, restructuring, financing, disposition, distribution, spin-off, sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions, joint venture or other business combination of the Company with a third party.

3.             SEC Filings.

(a)            No later than two (2) business days following the execution of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement and appending this Agreement as an exhibit thereto. The Company shall provide the Investor with a reasonable opportunity to review and comment on the Form 8-K prior to it being filed with the SEC and consider in good faith any comments of the Investor.

(b)            No later than two (2) business days following the execution of this Agreement, the Investor shall file an amendment to his Schedule 13D with respect to the Company that has been filed with the SEC, reporting the entry into this Agreement, amending applicable items to conform to their obligations hereunder and appending or incorporating by reference this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Investor shall provide the Company with a reasonable opportunity to review and comment on the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company.

(c)            Except as otherwise provided in this Agreement or as required by applicable law, rule or regulation, the Parties shall not make any public or other statements related to this Agreement or take any action that would require public disclosure thereof.

4.             Term; Termination. The Agreement shall terminate on the earliest to occur of (i) the failure of the Company to elect the Investor to the Board within five Business Days of the Effective Date, (ii) June 30, 2024, (iii) if it occurs, the date that the Board fails to re-nominate the Investor for reelection to the Board for the 2024 Annual Meeting, (iv) the date of the Investor’s disqualification or removal from the Board or date on which the Investor fails to be re-elected to the Board and (v) the date, if any after the 2023 Annual Meeting, of the Investor’s retirement or resignation from the Board (such date being the “Termination Date”); provided, however, that (a) the Investor may earlier terminate this Agreement if the Company commits a material breach of its obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after receipt of notice by the Company from the Investor specifying the material breach, or, if impossible to cure within fifteen (15) days, immediately; and (b) the Company may earlier terminate this Agreement if the Investor commits a material breach of his obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after receipt of notice by the Investor from the Company specifying the material breach, or, if impossible to cure within fifteen (15) days, immediately; provided, however, that in the event that the Investor commits a material breach of his obligations under this Agreement that results in a termination of this Agreement pursuant to this Section 4 in advance of the Termination Date, (i) all provisions and restrictions and obligations on the Investor in Section 2 hereof will remain in effect in all respects in accordance with its terms until June 30, 2024, while all obligations on the part of the Company in this Agreement shall fall away, and (ii) the Investor’s service as a director of the Company shall terminate, and this Agreement shall serve as the Investor’s notice of resignation of service effective as of such date of termination of this Agreement. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any breach of this Agreement occurring prior to such termination.

5.             No Other Arrangements. The Investor represents and warrants that, as of the Effective Date, except as specifically disclosed to the Company in writing prior to the Effective Date, the Investor (a) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Investor will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with the Investor’s ability to comply with his fiduciary duties under applicable law and (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with the Investor’s nomination or service as a director.

6.             Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the New York State Supreme Court located in Erie County and any state appellate court therefrom within the State of New York (or, if the New York State Supreme Court located in Erie County declines to accept jurisdiction over a particular matter, the federal court in the Western District of New York). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for themselves and in respect of their property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that they will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that they are not personally subject to the jurisdiction of the above named courts for any reason, (ii) any claim that they or their property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.             Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

8.             Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 8 (or to such other address that may be designated by a Party from time to time in accordance with this Section 8).

If to the Company, to its address at:

Servotronics, Inc.
1110 Maple Street
PO Box 300
Elma, NY 14059-0300
Attention: William F. Farrell, Jr.

Email:                    bfarrell@servotronics.com

With a copy (which shall not constitute notice) to:

Bond, Schoeneck & King, PLLC
200 Delaware Avenue, Suite 900
Buffalo, NY 14202
Attention: Michael C. Donlon

Email:                    mdonlon@bsk.com

If to the Investor, to the address at:

25 Melbourne Place

Buffalo, New York 14222

Email:                    bbaird@trubeewealth.com

With a copy (which shall not constitute notice) to:

Hodgson Russ LLP
The Guaranty Building
140 Pearl Street, Suite 100
Buffalo, NY 14202
Attention: Craig M. Fischer

Email:                    CFischer@hodgsonruss.com

9.            Entire Agreement. This Agreement, including any SEC filings contemplated hereby, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement may be amended, modified, or supplemented only by an agreement in writing signed by each Party.

10.          No Third-Party Beneficiaries. The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Party to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

11.          Interpretation. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as each Party has had the opportunity to have this Agreement reviewed by counsel.

12.          Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

13.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14.          Assignment. The terms and conditions of this Agreement shall be binding upon and be enforceable by the Parties hereto and the respective successors, heirs, executors, legal representatives and permitted assigns of the Parties, and inure to the benefit of any successor, heir, executor, legal representative or permitted assign of any of the Parties; provided, however, that no Party may assign this Agreement or any rights or obligations hereunder without, with respect to the Investor, the express prior written consent of the Company (with such consent specifically authorized in a written resolution adopted by a majority vote of the Board), and with respect to the Company, the prior written consent of the Investor.

15.         Waivers. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

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IN WITNESS WHEREOF, each Party has duly executed this Agreement to be effective as of the Effective Date.

“COMPANY”

SERVOTRONICS, INC.

By:	/s/ William F. Farrell, Jr.
Name: William F. Farrell, Jr.
Title: Chief Executive Officer

“INVESTOR”

/s/ Brent D. Baird
Brent D. Baird